Calculation of Filing Fee Tables
S-3
Enliven Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share ("Common Stock")	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Units	457(r)				0.0001531
Fees to be Paid		Equity	Common Stock	457(o)			$ 200,000,000.00	0.0001531	$ 30,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 30,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 19,156.37
			Net Fee Due:						$ 11,463.63
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee, other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the prospectus supplement included herein. Any subsequent registration fees will be paid on a "pay-as-you-go" basis.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

[6]	See Note 1.

[7]	See Note 1.

[8]	See Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Enliven Therapeutics, Inc	S-3	333-272909	06/23/2023		$ 17,632.23	Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share		$ 160,002,129.02
Fee Offset Claims	3, 4	Enliven Therapeutics, Inc.	S-3	333-287994	06/13/2025		$ 1,524.14	Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share		$ 9,955,205.26
Fee Offset Sources	5	Enliven Therapeutics, Inc.	S-3	333-272909		06/23/2023						$ 17,632.23
Fee Offset Sources	6	Enliven Therapeutics, Inc.	S-3	333-287994		06/13/2025						$ 1,524.14
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company has terminated its offering that included the unsold securities on the prior registration statement filed on Form S-3 on June 23, 2023.

[3]	The Company has terminated its offering that included the unsold securities on the prior registration statement filed on Form S-3MEF on June 13, 2025.

Offset Note
[2]	Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting its filing fee for this registration statement by $17,632.23 (calculated at the fee rate in effect at the date of the prior registration statement filed on Form S-3 (File No. 333-272909) (the "Prior Prospectus")), which represents the registration fee previously paid with respect to $160,002,129.02 of unsold securities under the Prior Prospectus, resulting in a net registration fee of $11,463.63 due at this time.

[4]	Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting its filing fee for this registration statement by $1,524.14 (calculated at the fee rate in effect at the date of the prior registration statement filed on Form S-3MEF (File No. 333-287994) (the "MEF Prospectus")), which represents the registration fee previously paid with respect to $9,955,205.26 of unsold securities from the MEF Prospectus, resulting in a net registration fee of $11,463.63 due at this time.

[5]	See Notes 1 and 2.

[6]	See Notes 3 and 4.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A